EXHIBIT 12
                                  ASHLAND INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (In millions)
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
                                                                                                               Nine months ended
                                                                  Years ended September 30                          June 30
                                                  ---------------------------------------------------------  ----------------------
                                                       1999       2000        2001        2002        2003        2003        2004
                                                  ----------  ---------   ---------   ---------  ----------  ----------  ----------
EARNINGS
--------

Income from continuing operations                 $     283   $    272    $    390    $    115   $      94   $      33   $     195
Income taxes                                            188        179         266          68          44          17         111
Interest expense                                        141        189         160         133         121          94          84
Interest portion of rental expense                       34         39          40          35          33          23          25
Amortization of deferred debt expense                     1          2           2           2           2           1           1
Distributions in excess of (less than) earnings
    of unconsolidated affiliates                        (11)      (113)        (91)         20         (98)        (55)       (121)
                                                  ----------  ---------   ---------   ---------  ----------  ----------  ----------
                                                  $     636   $    568    $    767    $    373   $     196   $     113   $     295
                                                  ==========  =========   =========   =========  ==========  ==========  ==========

FIXED CHARGES
-------------

Interest expense                                  $     141   $    189    $    160    $    133   $     121   $      94   $      84
Interest portion of rental expense                       34         39          40          35          33          23          25
Amortization of deferred debt expense                     1          2           2           2           2           1           1
                                                  ----------  ---------   ---------   ---------  ----------  ----------  ----------
                                                  $     176   $    230    $    202    $    170   $     156   $     118   $     110
                                                  ==========  =========   =========   =========  ==========  ==========  ==========

RATIO OF EARNINGS TO FIXED CHARGES                     3.61       2.47        3.80        2.19        1.26        0.96        2.68

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